Registration Statement No.  333-113749

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                                SCANA CORPORATION
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             (Exact name of registrant as specified in its charter)

                                 South Carolina
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         (State or other jurisdiction of incorporation or organization)

                                   57-0784499
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                      (I.R.S. Employer Identification No.)

1426 MAIN STREET, COLUMBIA, SOUTH CAROLINA  29201       (803) 217-9000
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(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  H. T. Arthur
         Senior Vice President, General Counsel and Assistant Secretary
                                SCANA CORPORATION
                                1426 Main Street
                               Columbia, SC 29201
                                 (803) 217-8547
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        (Name, address, including zip code, and telephone number,
           including area code, of agent for service)

                                    Copy to:
                               Elizabeth B. Anders
                              McNair Law Firm, P.A.
                               1301 Gervais Street
                               Columbia, SC 29201
                                 (803) 799-9800


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
 Title of each    Amount of      maximum       maximum
    class of       shares        offering     aggregate        Amount of
 securities to      to be         price        offering      registration
 be registered   registered     per unit*       price*            fee

  Common Stock    5,000,000       $35.36     $176,800,000       $22,401


     * Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of SCANA Corporation common stock as reported on the New York Stock Exchange Composite Listing on March 15, 2004.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429, the Prospectus includes 529,459 shares of Common Stock previously registered in Registration Statement No. 333-86803, for which a filing fee of $3,657 was remitted to the Commission at the time of its registration.

                                5,529,459 SHARES




                                SCANA CORPORATION
                               COLUMBIA, SC 29218
                            TELEPHONE: 1-800-763-5891
                   New York Stock Exchange Trading Symbol: SCG

                     Internet address: http://www.scana.com/


                                  COMMON STOCK


                            SCANA INVESTOR PLUS PLAN



                                   PROSPECTUS







                                 April __, 2004



The Plan may purchase shares on the open market or directly from SCANA. The price of shares purchased on the open market for an investment date will be the weighted average purchase price (including commissions and any related service charges and taxes) of all shares purchased for the Plan for that investment day. The price of shares purchased directly from SCANA for an investment date will be the average of the high and low sales prices of SCANA stock on the previous business day.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                SCANA CORPORATION


                       SCANA INVESTOR PLUS PLAN PROSPECTUS


TABLE OF CONTENTS


Page  3     Plan Features -
                 Frequently Asked Questions

Page  4     Miscellaneous Plan Fees
                 Who Runs the Plan

Page  5     SCANA Telephone Numbers, Mailing Address, etc.
                 Who Pays the Plan's Costs
                 How to Enroll in the Plan

Page  6     Cash Payments

Page  7     Dates When Shares are Purchased
                 Two-Week Holding Period
                 Summary of Important Dates
                 Price of Purchased Shares
                 Plan Statements

Page  8     How to Deposit Shares into the Plan
                 How to Obtain Share Certificates

Page  9     Sale of Shares
                 Transfer of Shares

Page 10    Changing Your Enrollment Status or Terminating Participation
                 Death of a Plan Participant
                 Tax Consequences of Plan Participation
                 Stock Splits, Stock Dividends and Rights Offerings
                 Voting Rights

Page 11    Liability Limitation
                 Changes to the Plan
                 Acceptance of Terms and Conditions of the Plan by Participants Description of SCANA
                 Use of Proceeds
                 Experts
                 Legal Matters

Page 12    Available Information
                 Documents Incorporated by Reference
                 If There Are Inconsistencies


Our prospectus is an offer to sell our securities only in jurisdictions where the offering is lawful. If you reside in a jurisdiction where it is not lawful to make the offering, you will not be able to participate in the Plan.

 PLAN FEATURES - Frequently Asked Questions

     The SCANA Investor Plus Plan (the "Plan") offers a convenient and economical way to buy, hold and sell shares of SCANA Corporation common stock. Below are some frequently asked questions and answers about the Plan:

(1) Who is eligible to participate in the SCANA Investor Plus Plan? Any United States resident may purchase shares through the SCANA Investor Plus Plan. Residents of some states will receive our information from a registered broker-dealer.

(2) What is the minimum initial investment for the purchase of shares by a person who is not currently a SCANA or South Carolina Electric & Gas Company ("SCE&G") stockholder? $250

(3) What are our minimum and maximum cash payments? Our minimum is $25 per payment and our maximum is $100,000 in a calendar year. Beginning on May 1, 2004, a fee of $25 will be charged against your Plan Account for each check and bank draft that is returned by the bank due to non-sufficient funds.

(4) How is the price of purchased shares determined? For shares purchased on the open market, the price of your shares will be the weighted average price of all shares purchased for that investment day. This will include brokerage commissions, taxes and service charges. For shares purchased directly from SCANA, we average the high and low sale prices of the common stock listed on the New York Stock Exchange on the business day before the purchase. For shares purchased on the open market, a commission is charged. The current commission charge is $.06 per share. There is no commission charge if shares are purchased directly from SCANA.

(5) Does the Plan currently purchase shares directly from SCANA? No, currently purchases are made on the open market. However, the Plan may in the future switch to direct purchases without notice.

(6) How often are shares purchased by the Plan? The Plan invests in shares twice a month - usually on the 1st and 15th. All cash received at least two business days prior to an investment date and all reinvested dividends are sent to the Plan's custodian (currently Merrill Lynch) on the investment date. The Plan has no control over the date on which the custodian purchases shares on the open market. When shares are purchased directly from SCANA, the custodian purchases the shares on the date the funds are received by the custodian. We have schedules for the cash due dates and we will send one to you upon request.

(7) Is there a commission for selling shares through the Plan? Yes, a brokerage commission is charged for selling shares through the Plan. The fee is currently $.18 per share.

(8) When are statements sent? We will send you a statement every time you have activity in your account such as a purchase, withdrawal or sale. Also, even if you have no activity in your account we always send an annual statement in January of each year. You should keep your statements. You will need them for tax purposes. Duplicate statements may be ordered. Beginning on May 1, 2004, there will be a minimum fee of $15 for a duplicate statement. This fee will cover the first hour of research. If more research time
      is   required  there will be a charge of $10 for each additional hour.

(9) Will SCANA send gift certificates? Absolutely. When you purchase shares for another person (or transfer shares from your own account to another person) and want us to send a gift certificate, let us know. Please send any Christmas gift requests before December 1.

(10) Can you transfer shares from one account to another? Of course. We will send the required form upon request. However, beginning on May 1, 2004, we will not be able to transfer shares until they have been held in your Plan account for at least two weeks.

(11) Will SCANA issue a stock certificate for shares in my Plan account? Yes. We will be happy to issue a stock certificate. Please notify us in writing when you want one. We do not issue certificates for partial shares. Beginning on May 1, 2004, there will be a charge to replace a lost or stolen stock certificate. The charge will be $10, or two percent of the current market value, whichever is greater. Also beginning on May 1, 2004, no stock certificate will be issued for shares held in your account for less than two weeks. We recommend that you keep your stock certificates in a safe deposit box. SCANA will not charge for a stock certificate that is lost in the mail on its way to you, if the non-receipt claim is made within a year of the issuance date.

(12) If shares are held in "street name" by a stockbroker, can they participate in the Investor Plus Plan? No. You must ask your stockbroker to have the shares issued to you in a stock certificate if you want the shares to participate in the Plan.

(13) Are reinvested dividends taxable income? Yes. Even reinvested dividends are taxable income. We will send you a 1099-DIV form or forms indicating your SCANA and SCE&G dividend income for the year.

(14) Can you receive dividends in cash for shares held in a Plan account? Sure. Just let us know how you want your dividends handled, and we will follow your instructions. We have a form which can be used for this purpose. We will mail it to you upon request.

     MISCELLANEOUS PLAN FEES. The following fees will go into effect on May 1, 2004:

 Non-sufficient funds for check or bank draft  . . . . . ..   $25 per occurrence
 Copies of paid checks. . . . . . . . . . . . . . . . . .  . .$10 per copy
 Account research/history (duplication of details
                  provided on statements) . $15 first hour, $10 each additional hour, per request
         Replacement check    . . . . . . . . . . . . . .  . $10 each (no charge
for first one)

     WHO RUNS THE PLAN

         SCANA's Shareholder Services Department administers the Plan, keeps the records and sends statements. Merrill Lynch, the current custodian, acquires, holds and sells the shares on behalf of Plan participants. The telephone numbers and address for Plan matters are shown in the box below.
     SCANA TELEPHONE NUMBERS, MAILING ADDRESS, ETC.

     -------------------------------------------------------------------

     FOR INFORMATION ABOUT THE SCANA INVESTOR PLUS PLAN:

     SCANA's Toll-Free Shareholder Services Number:  1-800-763-5891
     Shareholder Services Local Number:              1-803-217-7817
     Fax                                             1-803-217-7389

     Any payments and all correspondence should be mailed to:

                           Shareholder Services 054
                           SCANA Corporation
                           Columbia, SC  29218-0002

     Please include your account number or social security number on all checks and money orders and on all correspondence, as well as a telephone number where you can be reached during regular business hours.

     -------------------------------------------------------------------

     WHO PAYS THE PLAN'S COSTS

         We pay all of the administrative costs of the Plan. You will pay a brokerage commission and other costs when the Plan shares are purchased by the custodian on the open market. When the Plan buys the common stock directly from SCANA, you pay no brokerage commission. You will pay a brokerage commission if the Plan sells your common stock for you.

     HOW TO ENROLL IN THE PLAN

         If you are already a stockholder of SCANA or SCE&G we will enroll your shares in the SCANA Investor Plus Plan when we receive your completed and signed authorization form (which we will send to you upon request).

     If you are already a stockholder you may:

     (1) reinvest all or part of the dividends earned by your SCANA common stock and/or your SCE&G preferred stock (we will purchase only shares of SCANA common stock with your dividends);

     (2) make additional investments of up to $100,000 per calendar year (the minimum payment we can accept is $25 and we can draft your bank account on a monthly basis if you want to make regular investments);

     (3) send us your stock certificates for safekeeping in the Plan;

     (4) receive dividends on Plan shares by check or electronic deposit (We have a form for electronic deposit. Let us know if you need it); and

     (5) purchase shares for family members or others and have gift certificates sent to recipients.

         If you are not currently a stockholder of SCANA or SCE&G, we will establish your account (which will include all of the above features) when you send us an initial investment of at least $250 along with a completed enrollment form. Please notify us if you would like an enrollment form sent to you.

         You may receive enrollment information from a broker-dealer rather than directly from SCANA. Some state securities laws require that a registered broker-dealer send information to their residents; therefore, a registered broker-dealer will forward the prospectus and enrollment form to residents of those states.

         Below is some important information about dividend record dates and dividend payment dates that will affect reinvestment of your dividends. The SCANA Corporation Board of Directors sets dividend record dates and payment dates on a quarterly basis; however, the following dates have generally applied in the past:

                  Record Date           Payment Date
                  December 10            January 1
                  March 10                  April 1
                  June 10                     July 1
                  September 10           October 1

         If your account is enrolled for reinvestment of dividends before a record date, your dividends can be reinvested on the next dividend payment date. For instance, if you enroll prior to December 10, your January 1 dividend can be reinvested. We will confirm receipt of your enrollment form.

         What about "street name" accounts? If your SCANA stock or SCE&G preferred stock is held by a stockbroker in "street name," you must have the stockbroker have the stock issued to you in your own name if you want the shares to participate in the SCANA Investor Plus Plan.

         We will gladly send you an enrollment form if you are not already a stockholder or an authorization form if you are currently a stockholder. If you would like to have either sent to you, call 1-800-763-5891.

     CASH PAYMENTS

                  Minimum Payment   $25 per investment date
                  Maximum Payment   $100,000 per calendar year

         You may purchase additional shares of common stock with cash payments. Once you are enrolled in the Plan, you may send payments to SCANA of at least $25 per payment and not more than $100,000 in a calendar year. All checks are subject to collection by SCANA and must be in United States dollars. Beginning on May 1, 2004, a fee of $25 will be charged against your Plan Account for each check and bank draft that is returned by the bank due to non-sufficient funds.

         Your payment may be made by check, money order or bank draft (automatic monthly debit of your bank account). Please contact us if you are interested in the bank draft option. The minimum payment of $25 also applies to your bank draft.

         You will not be paid interest on your cash payments that are received prior to the purchase of shares; therefore, you should send your payments to be received as close to the payment due date as possible. The payment due date is two full business days prior to the investment date.

         If your check or other payment is returned because of insufficient funds or any other reason, we will sell the shares purchased for you and enough additional shares to cover the applied fee of $25 for non-sufficient funds. The sale will be reported to the Internal Revenue Service, as required. You may have a tax liability as a result of the sale.

          SCANA will refund your payment upon request if the request is received at least three business days prior to the investment date.

         If you purchase shares through the Plan and fail to specify whether or not you want the dividends paid in cash or reinvested, we will reinvest the dividends earned by these shares.

     DATES WHEN SHARES ARE PURCHASED

                    Investment Dates: Around the 1st and 15th of every month

         We send cash to the custodian twice monthly, usually on the 1st and 15th. Of course, all these dates are subject to adjustment for weekends and holidays. We must have all funds in hand at least two FULL business days prior to the investment date. If you would like to have a list of the payment due dates and investment dates, let us know, and we will send it to you. We process bank drafts on the 25th of the month, and all bank draft investments are sent to the custodian on the first of the month. The Plan has no control over the dates on which the custodian purchases shares on the open market. When shares are purchased directly from SCANA, the custodian purchases the shares on the date the funds are received by the custodian.

     TWO-WEEK HOLDING PERIOD

         Beginning on May 1, 2004, shares purchased through the Plan may not be sold or issued in certificate form until the shares have been held in your Plan account for two weeks.

     SUMMARY OF IMPORTANT DATES

     Dividend Record Date If you own stock on a record date, you will receive the next dividend payment.

     Dividend Payment Date Date the dividend is paid.

     Investment Dates              Usually twice a month, on the 1st and 15th
     ----------------

     Payment Due Date Two full business days prior to the investment date.

     Sale Dates We sell shares at least once every week.

     PRICE OF PURCHASED SHARES

         The price of shares purchased on the open market will be the weighted average of the prices, including a brokerage commission and applicable taxes and service charges, for all shares purchased for the Plan for each investment date.

         The price of shares purchased directly from SCANA will be the average of the high and low prices of our common stock on the business day just prior to the purchase date.

         As you know, the price of common stock fluctuates daily, and we have no control over this. You must bear the market risk associated with fluctuations in the price of common stock.

         We allocate shares to three decimal places, so be aware that there will usually be a partial share in your Plan account. This practice allows full investment of your dividends and cash payments.

     PLAN STATEMENTS

     We mail statements as follows:

           (1) after each quarterly dividend is paid;

           (2) after investments on the 1st and 15th of the month for those who send in cash payments;

           (3) after any other account activity such as a sale or withdrawal of shares; and

           (4) in January of each year.

         The statements show the date of each purchase, the amount invested, the share price paid and the number of shares purchased with each investment, as well as the accumulated total shares held in your Plan account. The statements also show any withdrawals or sales.

       ----------------------------------------------------------------------
       You should keep your statements for tax purposes. Statements give you the original cost of the shares. You will need this cost basis to determine gain or loss if you sell your shares. Duplicate statements may be ordered. Beginning on May 1, 2004, there will be a minimum fee of $15 for a duplicate statement.
       This fee will cover the first hour of research. If more time is required there will be a charge of $10 for each additional hour.
       ----------------------------------------------------------------------

         Your certificated shares (shares represented by actual stock certificates) will show on your statements reflecting dividend reinvestments and on statements sent to you when you make optional cash investments. The certificated shares will NOT show on statements issued at other times.

         You may detach the top portion of any statement and use it to send instructions to us. We include return envelopes along with statements; but if you don't have one, our address is in the bottom right corner of the statement. Be sure to sign any instructions sent to us.

         We will mail to you a l099-DIV form or forms by January 31 of each year reporting the SCANA and SCE&G dividends received by you during the prior year. In addition, if you sell shares through the Plan, we will send you a 1099-B reporting the sales proceeds. All 1099-DIV and 1099-B forms will be filed with the IRS. You will need these forms for your income tax records.

     HOW TO DEPOSIT SHARES INTO THE PLAN

         You may deposit your certificated shares of SCANA common stock into the Plan by completing a Share Deposit Form and, if you are not a Plan participant, an Enrollment Form, or if you are a Plan participant, a Change Form, and delivering your certificates and the Share Deposit Form along with the Enrollment Form or the Change Form to SCANA. Deposited shares will be credited to your Plan account. Dividends paid on shares of common stock deposited into your Plan account will be reinvested in common stock unless you notify us otherwise on the Enrollment Form or the Change Form, as applicable. We recommend that you use certified mail and insure the certificates against loss.

     HOW TO OBTAIN SHARE CERTIFICATES

         You may obtain a stock certificate for any or all of the whole shares held in your Plan account at any time without charge, except that beginning on May 1, 2004 no stock certificates will be issued representing shares held in your Plan account for less than two weeks. We do not issue certificates for partial shares.

         Withdrawal of shares requires notification in writing signed by all account owners. You may use the top of any statement for this purpose, write a letter or request a withdrawal form.

         If you request withdrawal of all your shares between a dividend record date and the payment date, there will be a delay until after payment of the dividend before the shares can be sent to you.

         There is a cost to replace a lost or stolen stock certificate. The cost is $10 or two percent of the current market value, whichever is greater. We recommend that you keep your stock certificates in a safe deposit box. SCANA will not charge for a stock certificate that is lost in the mail on its way to you, if the non-receipt claim is made within a year of the issuance date.

     SALE OF SHARES

         We will sell your Plan shares for you if you notify us in writing; however, beginning on May 1, 2004, no shares may be sold until they have been held in your Plan account for at least two weeks. We do not take telephone requests to sell shares, and we require signatures of all owners to sell shares.

         If you want us to sell your certificated shares, you must send the stock certificates to us with instructions to sell signed by all owners of the stock. We also have a form which instructs us to sell certificated shares. Let us know if you need one. Please mail stock certificates by certified or registered mail for safety.

         We sell shares once a week. If you want specific details about when sales are being processed during any given week, call us at 1-800-763-5891.

         We sell shares on the open market at prevailing market prices. The price you will receive for your shares is the weighted average sales price of all shares sold by the custodian on the day of sale - minus any brokerage commission. We will mail the proceeds of your sale to you by First Class Mail. Sales are reported at year-end to both you and the Internal Revenue Service.

         The custodian has total authority over when shares are sold. This timing cannot be influenced by SCANA or the participant, and you must bear the market risk associated with fluctuations in the price of common stock. If you want to negotiate the price at which your shares are to be sold, it will be necessary for you to request a stock certificate and engage the services of a stockbroker to handle the sale for you. We will sell partial shares only if you sell all your shares.

         If you request the sale of all your shares between a dividend record date and the dividend payment date, the sale will be delayed until after payment of the dividend. (For example, if we receive your request on September 15 to sell all your shares, the sale will not be processed until after October 1.)

         Beginning on May 1, 2004, we will replace an uncashed check once at no charge. Replacements thereafter will cost $10 each and will be sent only following our receipt of the replacement fee.

     TRANSFER OF SHARES

     We will transfer shares for you at no cost. You may:

            (1) transfer shares to an existing Plan account; or (2) establish a new Plan account; or (3) have a stock certificate issued in another person's name.

         At the time of your request, please provide the name, address and social security number of the person receiving the shares. We will not transfer partial shares unless you are transferring all of the shares in your Plan account to another Plan account and beginning on May 1, 2004, we will not transfer shares unless they have been held in your Plan account for at least two weeks.

         All transfers require the MEDALLION guaranteed signatures of all account owners. Most banks and stockbrokers can MEDALLION guarantee your signature. Our transfer forms have complete instructions.
 Call 1-800-763-5891 for a transfer form.

     We will send a gift certificate for shares transferred to a new (or existing) Plan account if you request it.

     CHANGING YOUR ENROLLMENT STATUS OR TERMINATING PARTICIPATION

         You can change your enrollment status at any time. You may decide to stop reinvesting all your dividends and reinvest only part of them, or you may decide you would rather have your dividends paid to you by check or electronic deposit. You must notify us in writing if you want to change your enrollment status, and all owners must sign each request. We have a form you may use to make a change in your enrollment status. We will send it to you upon request.

         Any request for change of status received between a dividend record date and the dividend payment date will be delayed until after payment of the dividend.

         You may terminate your participation in the Plan at any time by notifying us in writing. We can send you a certificate for all whole shares in your Plan account and a check representing the sale of the partial share, or we can sell all the shares for you. This, too, requires notification in writing signed by all owners. You can use the top of your statement for this notification or write us a letter, or we can send you a form for this purpose.

         If you decide to terminate your participation in the Plan between the dividend record date and the dividend payment date, there will be a delay until after the dividend is paid and the resulting shares are posted to your account. Also, beginning on May 1, 2004, no termination will be processed until after all shares in your Plan account have been held in the account for at least two weeks.

     DEATH OF A PLAN PARTICIPANT

         Upon notification of death, we will send complete, easy-to-understand instructions to the legal representative of your estate, or the joint owner of your shares, outlining requirements to transfer the shares to a new registration.

     TAX CONSEQUENCES OF PLAN PARTICIPATION

         Dividends paid by SCANA Corporation, or its subsidiary, SCE&G, are considered taxable income - whether paid in cash or reinvested. Any dividends paid to you in cash or reinvested for you will be reported at year end to you and the Internal Revenue Service.

         The sale of any shares through the Plan will be reported to you and the Internal Revenue Service. You can develop the cost basis of your shares from your statements.

         Since each stockholder's financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about Plan participation.

     STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

         Any stock dividends or split shares distributed by SCANA on your Plan shares will be added to your account. Dividends earned by these shares will be reinvested unless you notify us to the contrary. If SCANA should determine to offer securities through a rights offering, you will receive rights based upon the total number of whole shares in your account.

     VOTING RIGHTS

         You have the right to exercise all voting rights for the whole shares credited to your account. You may vote in person or by proxy. Your proxy card will show the number of shares you own including both your Plan shares and your certificated shares registered in the exact same name and social security number. If you decide to vote in person, please notify the corporate secretary before the meeting begins.

         If no instructions are received on your signed and dated proxy card, all your shares will be voted in accordance with recommendations of SCANA's management. If you do not return the proxy card or don't sign it, your shares will not be voted.

     LIABILITY LIMITATION

         Neither SCANA nor the custodian will be liable for any act (or omission to act) done in good faith. This applies without limitation to the prices at which your shares are purchased or sold, when purchases or sales are made and the fluctuations in market price.

         You are cautioned that this prospectus does not represent a change in SCANA's dividend policy or a guarantee of future dividends. Dividends depend upon SCANA's earnings, financial requirements, governmental regulations and other factors.

         You must recognize that neither SCANA nor the custodian can assure you of a profit or protect you against a loss on shares of common stock purchased or sold through the Plan.

     CHANGES TO THE PLAN

         SCANA reserves the right to amend, modify or terminate the Plan at any time in whole or in part. Notice of any significant amendment or modification will be mailed to you. If the Plan is terminated by SCANA, we will mail certificates to you for the whole shares along with a check for sale of the partial share.

     ACCEPTANCE OF TERMS AND CONDITIONS OF THE PLAN BY PARTICIPANTS

         The terms and conditions of the Plan and its operation are governed by the laws of the State of South Carolina. When you complete and sign the enrollment form or the authorization form, you are bound by the provisions of the Plan, any subsequent Plan amendments and all actions taken by SCANA and the custodian in operating the Plan. This also applies to heirs, executors, administrators and legal representatives of Plan participants.

     DESCRIPTION OF SCANA

         SCANA is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations, telecommunications and other energy-related business.

         The principal offices of SCANA are located at 1426 Main Street, Columbia, SC 29201. SCANA's telephone number is 803-217-9000 and its mailing address is Columbia, SC 29218-0002.

     USE OF PROCEEDS

         If shares of common stock are purchased directly from SCANA, the net proceeds will be used for general corporate purposes.

     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     LEGAL MATTERS

         Certain legal matters have been reviewed by H. Thomas Arthur, Esq., our Senior Vice President and General Counsel, and such statements are made upon the authority of such counsel as an expert. At March 15, 2004, Mr. Arthur owned beneficially 17,454 shares and options to purchase 70,930 shares of SCANA common stock, including shares acquired by the trustee under the SCANA Stock Purchase Savings Plan by use of contributions made by Mr. Arthur and SCANA and earnings thereon.

     AVAILABLE INFORMATION

         We file annual and quarterly reports and other information with the United States Securities and Exchange Commission (SEC). You may read and copy this information at the SEC's public reference room at 450 Fifth Street NW, Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.SEC.gov.

         Since our common stock trades on the New York Stock Exchange, you may also read our filings at the Stock Exchange offices at 20 Broad Street, New York, NY 10005.

         Also, we will send you (free of charge) any of the documents incorporated by reference below. Call or write:

                        H. John Winn, III
                        Director-Investor Relations and Shareholder Services SCANA Corporation
                        Columbia, SC  29218
                        (803) 217-9240

     DOCUMENTS INCORPORATED BY REFERENCE

         This prospectus does not repeat important information that you can find in our registration statement, reports and other documents that we file with the SEC under the Securities Exchange Act of 1934. The SEC allows us to "incorporate by reference," which means that we can disclose important information to you by referring you to other documents which are legally considered to be a part of this prospectus. These documents are as follows:

     (1)   SCANA's Annual Report on Form 10-K for the year ended December 31,
           2003.
     (2) The description of our common stock which is contained in the Company's Registration Form 8-B dated November 7, 1984, as amended May 26, 1995.
     (3) All documents filed by SCANA under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     IF THERE ARE INCONSISTENCIES

         As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.

         You should rely only on the information incorporated by reference or provided in this Prospectus or in any prospectus supplement. SCANA has not authorized anyone to provide you with different information. SCANA is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date of the document.











                                5,529,459 SHARES




                                SCANA CORPORATION


                                  COMMON STOCK


                            SCANA INVESTOR PLUS PLAN



                                   PROSPECTUS







                                 April __, 2004

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.
-------       --------------------------------------------

             Securities and Exchange Commission filing fee          $22,401
             Printing and engraving fees                              9,000*
             Mail costs                                               9,000*
             Legal fees and expenses                                 10,000*
             Blue Sky fees and expenses                               2,000*
             Accounting services                                      6,000*
             Miscellaneous                                            1,000*
                                                                      -----
                       Total                                        $59,401
                                                                    =======

             *Estimated

Item 15.      Indemnification of Directors and Officers.

         The South Carolina Business Corporation Act of 1988, as amended, provides for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, as amended, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Registrant carries insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act. Finally, as permitted by Section 33-2-102 of the South Carolina Business Corporation Act of 1988, the Registrant's Restated Articles of Incorporation provide that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit.

Item 16.      Exhibits.
-------       --------

         Exhibits required to be filed with this Registration Statement are listed in the Exhibit Index immediately following the signature page. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 17.      Undertakings

     The undersigned registrant hereby undertakes:

         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on April 1, 2004.

                                SCANA CORPORATION
                                  (Registrant)

                              By: s/W. B. Timmerman
                                 W. B. Timmerman
                     (Chairman of the Board, Chief Executive
                              Officer and Director)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

         (i) Principal executive officer:


By:               s/W. B. Timmerman
Name & Title:     W. B. Timmerman, Chairman of the Board, Chief Executive
                                   Officer and Director
Date:             April 1, 2004

         (ii) Principal financial and accounting officer:


By:               s/K. B. Marsh
Name & Title:     K. B. Marsh, Senior Vice President - Finance and Chief
                               Financial Officer
Date:             April 1, 2004



By:               s/J. E. Swan, IV
Name & Title:     J. E. Swan, IV, Controller
Date:             April 1, 2004


         (iii)    Other Directors:

*B. L. Amick; J. A. Bennett; W. B. Bookhart, Jr.; E. T. Freeman; D. M. Hagood;
W. H. Hipp; L. M. Miller; M. K. Sloan; H. C. Stowe and G. S. York

*Signed on behalf of each of these persons:


s/K. B. Marsh K. B. Marsh
(Attorney-in-Fact)


Directors who did not sign:

W. C. Burkhardt

                                  EXHIBIT INDEX


Exhibit         Description
No.
-------------------------------------------------------------------------------

1.01    Underwriting Agreement - Not Applicable

2.01 Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession - Not Applicable

4.01 Restated Articles of Incorporation of the Registrant as amended and adopted April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145)

4.02 Articles of Amendment adopted on April 27, 1995 (filed as Exhibit 4-B to Registration Statement No. 33-62421)

4.03    Articles of Merger or Share Exchange dated February 10, 2002 (Filed as
        Exhibit 4.03 to Registration Statement No. 333-97563)

4.04 Bylaws of the Registrant as revised and amended on December 13, 2000 (Filed as Exhibit 3.01 to Registration Statement No. 333-68266)

4.05 The Plan (Filed as Exhibit 4-B to Post-Effective Amendment No. 2 dated June 6, 1995 to Registration Statement No. 33-50571)

4.06 Amended and Restated SCANA Investor Plus Plan to be effective as of May 1, 2004 (Filed herewith)

5.01    Opinion of H.T. Arthur, Esq. (Previously Filed)

8.01    Opinion re Tax Matters - Not Applicable

12.01   Statement re Computation of Ratios - Not Applicable

15.01   Letter re Unaudited Interim Information - Not Applicable

23.01   Consent of Deloitte & Touche LLP (Filed herewith)

23.02   Consent of H. T. Arthur (Included in Exhibit 5.01)

24.01   Power of Attorney (Previously Filed)

25.01   Statement of Eligibility of Trustee  - Not Applicable

26.01   Invitation for Competitive Bids - Not Applicable

99.01   Additional Exhibits

         (a) Authorization Form as amended September 19, 2002 (Previously Filed)

         (b) Enrollment Form as amended February 2003 (Previously Filed)

         (c) Letter to Participants (Previously Filed)